Exhibit 16.1

April 25, 2016

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Plandai Biotechnology, Inc.

Commission File No. 000 - 51206

We have read the statements that we understand Plandai Biotechnology, Inc. will include under Item 4.01 of the Form 8-K report dated April 27, 2016 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, Colorado